UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 10, 2012

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 10, 2012, Steve P. Dunn, currently Controller of j2 Global, Inc. (the “Company”), was promoted to Chief Accounting Officer and Controller. As part of his duties, Mr. Dunn will serve as principal accounting officer of the Company in connection with filings made with the Securities and Exchange Commission.

Biographical and Other Information Regarding Mr. Dunn

The following biographical and other information regarding Mr. Dunn is provided pursuant to Item 502(c)(2) and (3) of Form 8-K.

Mr. Dunn, 42, has served as Controller since joining the Company in March 2008. From May 2007 until joining the Company, Mr. Dunn served as Director of Accounting for Countrywide Capital Markets, a subsidiary of Countrywide Financial Corporation that specialized in trading and underwriting securities. Mr. Dunn is a Certified Public Accountant has and has over 20 years of accounting experience in various industries.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a)    On May 10, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) in Los Angeles, California.

(b)    Below are the voting results for the matters submitted to the Company's stockholders for a vote at the Annual Meeting:

(1)	The election of the following six director nominees to serve for the ensuing year and until their successors are elected and qualified. All nominees were elected as directors with the following vote:

Nominee	Votes For	Withheld	Broker Non-votes
Douglas Y. Bech	38,350,774	1,165,140	4,012,823
Robert J. Cresci	38,384,140	1,131,774	4,012,823
W. Brian Kretzmer	38,558,810	957,104	4,012,823
Richard S. Ressler	38,647,895	868,019	4,012,823
Stephen Ross	39,289,034	226,880	4,012,823
Michael P. Schulhof	37,829,139	1,686,775	4,012,823

(2)	A proposal to ratify the appointment of SingerLewak LLP to serve as the Company's independent auditors for fiscal 2012. This proposal was approved with the following vote:

For	43,495,428

Against	26,985

Abstain	6,324

(3)  A proposal to approve, in an advisory vote, the compensation of the named executive officers.  This proposal was approved with the following vote:

For	39,039,909

Against	457,751

Abstain	18,254

Non-Votes	4,012,823

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: May 14, 2012	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary